Exhibit 99.1

A. Schulman Stockholders Approve Merger with LyondellBasell

Akron, OH, June 14, 2018 – A. Schulman, Inc. (“A. Schulman”) (NASDAQ: SHLM) announced that during a special stockholder meeting today A. Schulman stockholders approved the merger agreement under which LyondellBasell Industries N.V. (“LyondellBasell”) will acquire all of the outstanding shares of A. Schulman common stock (the “Merger Agreement”). A. Schulman stockholders also approved the non-binding advisory proposal regarding executive compensation related to the Merger.

“A. Schulman shareholders have solidly affirmed the value that the Company’s merger with LyondellBasell represents. This outcome serves the best interests of all our stakeholders including our customers, suppliers, employees and the communities in which we operate,” stated Joseph M. Gingo, chairman, president and chief executive officer of A. Schulman.

Upon completion of the Merger, A. Schulman stockholders will be entitled to receive $42.00 in cash and one contingent value right for each share of A. Schulman’s common stock. The closing of the Merger remains subject to the satisfaction of customary closing conditions, including approvals from competition agencies in each of the European Union and Russia as well as CFIUS approval. A. Schulman and LyondellBasell continue to target closing the transaction in the third calendar quarter of 2018; however, there can be no assurance regarding timing of completion of regulatory approvals, which could delay timing of the closing.

About A. Schulman

A. Schulman, Inc. is a leading international supplier of high-performance plastic compounds, composites and resins headquartered in Akron, Ohio. Since 1928, the Company has been providing innovative solutions to meet its customers’ demanding requirements. The Company’s customers span a wide range of markets such as packaging, mobility, building & construction, electronics & electrical, agriculture, personal care & hygiene, sports, leisure & home, custom services and others. The Company employs approximately 5,200 people and has 54 manufacturing facilities globally. A. Schulman reported net sales of approximately $2.5 billion for the fiscal year ended August 31, 2017. Additional information about A. Schulman can be found at www.aschulman.com.

Forward-Looking Statements

This press release is made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements made concerning A. Schulman’s intent to consummate the Merger with LyondellBasell. As a general matter, forward-looking statements are those focused upon anticipated events or trends, expectations, and beliefs relating to matters that are not historical in nature. Forward-looking statements can be identified by the fact that they do not relate strictly to historic or current facts and relate to future events and expectations. Forward-looking statements contain such words as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “forecast,” “foresee,” “likely,” “may,” “should,” “goal,” “target,” “might,” “will,” “could,” “predict,” “continue,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Such forward-looking statements are subject to uncertainties and factors relating to A. Schulman’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of A. Schulman. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: (i) the risk that the Merger may not be consummated in a timely manner, if at all; (ii) the risk that the definitive Merger Agreement may be terminated in circumstances that require A. Schulman to pay LyondellBasell a termination fee of $50 million; (iii) risks related to the diversion of management’s attention from A. Schulman’s ongoing business operations; (iv) the effect of the announcement of the Merger on A. Schulman’s business relationships (including, without limitation, customers and suppliers), operating results and business generally; (v) risks related to obtaining the requisite consents to the Merger, including, without limitation, the timing (including possible delays) and receipt of regulatory clearance and CFIUS approval from governmental authorities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental authority may deny any such approval; and (vi) the conditions of the capital markets during the period covered by the forward-looking statements. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are set forth under “Risk Factors” in A. Schulman’s Annual Report on Form 10-K for the fiscal year ended August 31, 2017, its subsequent quarterly reports on Form 10-Q and in A. Schulman’s definitive proxy statement, dated May 11, 2018, that A. Schulman filed with the United States Securities and Exchange Commission (the “SEC”) in connection with the proposed Merger. The list of factors presented here is, and the list of factors presented in A. Schulman’s other SEC filings should not be considered to be a complete statement of all potential risks and uncertainties. In addition, risks and uncertainties not presently known to A. Schulman or that it believes to be immaterial also may adversely affect A. Schulman. Should any known or unknown risks or uncertainties develop into actual events, or underlying assumptions prove inaccurate, these developments could have material adverse effects on A. Schulman’s business, financial condition and results of operations. A. Schulman does not undertake, and hereby disclaims, any duty to update these forward-looking statements, although its situation and circumstances may change in the future. Persons reading this communication are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.

The Merger is subject to certain conditions precedent, including approvals from competition agencies in each of the European Union and Russia as well as CFIUS approval. A. Schulman cannot provide any assurance that the proposed Merger will be completed, nor can it give assurances as to the terms on which such Merger will be consummated.

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Media and Investors in United States

Jennifer K. Beeman

Vice President, Corporate Communications & Investor Relations

A. Schulman, Inc.

3637 Ridgewood Road

Fairlawn, Ohio 44333

Tel: 330-668-7346

Email: Jennifer.Beeman@aschulman.com

www.aschulman.com